Exhibit 99.1

ChineseInvestors.com, Inc. Executes Letter of Intent for Exclusive Licensing Agreement for VitaMist’s 100% Natural, Non-GMO, Organic Product Line Owned by BCBDG, Inc.

LOI Covers Exclusive License for the Global Asian Market for VitaMist Products and Development of and License to Sell a New Sprayable Vitamin and Vitamin/CBD Product Line Designed Exclusively for ChineseInvestors.com, Inc. for the Global Asian Market

SAN GABRIEL, California, December 4, 2018/PRNewswire/ -- ChineseInvestors.com, Inc. (OTCQB: CIIX) ("CIIX" or "the Company"), a premier provider of industrial, hemp-derived CBD products and other hemp health products for the global Chinese community, today announced that it recently executed a letter of intent to acquire exclusive rights to all sales channels for the VitaMist product line (retail, online, MLM) in Asian markets domestically and internationally. As part of the proposed licensing agreement, BCDBG, Inc. will also develop an exclusive product line, for ChineseInvestors.com, Inc. designed with the global Asian Market in mind, including vitamin only sprays and vitamins/CBD spray combinations. In furtherance of the anticipated agreement, the Company has placed initial product orders with BCDBG, Inc. for VitaMist products. The timing of this agreement for licensing and product development is critical as some industry leaders believe that a final farm bill, including provisions for the legalization of industrial hemp at a federal level, is expected to reach completion this week or by the end of the year.

BCBDG, Inc. recently acquired VitaMist Ltd. and Mayor Pharmaceutical Laboratories, Inc., known for their development and distribution of spray delivery vitamins, with over 30 years in the industry and over three million individual product sales. VitaMist Ltd. was awarded the first patent ever for a spray vitamin in 1985.

“The licensing agreement with BCBDG, Inc. will be a significant development for ChineseInvestors.com, Inc.’s consumer division as we expand our product line globally and capitalize on VitaMist’s innovative spray technology, over 40 proprietary vitamin formulas, its brand recognition and its longevity in the industry. We truly believe VitaMist’s innovative and effective delivery system is the future for CBD consumption.” says ChineseInvestors.com, Inc.’s CEO, Warren Wang.

Wang continues, “With South Korea becoming the first East Asian country to legalize marijuana for medical purposes, and with hopes that Thailand will soon follow, this is an exciting time for the global cannabis industry as well. We look forward to more opportunities such as this licensing offer as we expand our reach into global industrial hemp industry.”

“Given VitaMist’s superior spray delivery system, its precise dosing methodology, its large catalog of proprietary formulations, and ChineseInvestors.com, Inc.’s focus on the Asian consumer market, we believe this proposed licensing agreement with ChineseInvestors.com, Inc. is a grand slam!” states VitaMist CEO Richard Heineck.

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products. For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1-214-636-2548

Corporate Communications:

NetworkNewsWire (NNW)

New York, New York

http://www.NetworkNewsWire.com

+1-212-418-1217 Office

Editor@NetworkNewsWire.com

SOURCE ChineseInvestors.com, Inc.

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